UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

February 28, 2024

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported on our Current Report on Form 8-K filed on February 21, 2023, Gaucho Group Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 3i, LP (“3i”), pursuant to which the Company sold to 3i a series of senior secured convertible notes of the Company in the aggregate original principal amount of $5,617,978 (the “Notes”), and a series of common stock purchase warrants of the Company, which warrants shall be exercisable into an aggregate of 337,710 shares of common stock of the Company for a term of three years (the “Warrants,” and together with the Purchase Agreement and Notes, the “Note Documents”). For the full description of the Note Documents, please refer to our Current Report on Form 8-K and the exhibits attached thereto as filed with the SEC on February 21, 2023. All terms not defined herein shall refer to the defined terms in the Note Documents.

As disclosed on our Current Report on Form 8-K filed February 27, 2024, on February 21, 2024, the Company received an Event of Default Redemption Notice from 3i providing notice of Events of Default arising under the Note Documents and demanding immediate payment of the Event of Default Redemption Price equal to a minimum of $3,437,645.74.

On February 28, 2024, the Company received a second Event of Default Redemption Notice from 3i providing notice of an additional Event of Default arising under the Note Documents, and demanding immediate payment of the Event of Default Redemption Price equal to a minimum of $3,450,711.22.

Upon an Event of Default, the interest rate on the outstanding principal will automatically be increased from 7% to 18% per annum, and 3i may require the Company to redeem all or any portion of the Note at a price equal to the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) the redemption premium of 115%, and (ii) the product of (X) the conversion rate in effect at such time as 3i delivers an Event of Default redemption notice, multiplied by (Y) the product of (1) the redemption premium of 115% multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under the Note Documents.

Additionally, 3i may, at its option, convert the Note into shares of common stock of the Company at an alternate conversion price. The remedies provided in the Note are cumulative and in addition to all other remedies available to 3i at law or in equity (including a decree of specific performance and/or other injunctive relief).

In addition to the remedies provided under the Note Documents, 3i also holds a security interest in all of the assets of the Company, including intellectual property and the Company’s ownership interests in each of its subsidiaries, pursuant to that certain Security and Pledge Agreement and Intellectual Property Security Agreement each dated February 21, 2023 (together, the “Security Agreement”). Upon the occurrence of an Event of Default under the Note, the collateral agent appointed under the Security Agreement may exercise all of the rights and remedies of a secured party upon default under the New York Uniform Commercial Code, and may, among other things, (i) take absolute control of the collateral and receive, for the benefit of 3i, all payments made thereon, give all consents, waivers, and ratifications in respect thereof and otherwise act with respect thereto as through it were the outright owner thereof, (ii) require each grantor to make the collateral available to the collateral agent, and (iii) sell, lease, license, or dispose of the Collateral.

The Company believes that this Event of Default Redemption Notice from 3i is in response to the Company’s lawsuit filed in the United States District Court for the District of Delaware alleging that 3i engaged in an unlawful securities transaction with the Company as an unregistered dealer under U.S. securities laws. 3i is considered a “dealer” within the meaning set forth in Section 3(a)(5)(A) the Securities Exchange Act of 1934 (“Exchange Act”) and, therefore, violated Section 15(a) by engaging in interstate securities transactions with the Company absent effective dealer registration. Because of 3i’s violations of Section 15(a) of the Exchange Act, the Company is seeking to have certain contracts between it and 3i declared void and transactions effectuated thereunder rescinded pursuant to Section 29(b) of the Exchange Act. Please see our Current Report on Form 8-K as filed with the SEC on February 20, 2024.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company virtually convened a 2024 Special Stockholder Meeting (the “Meeting”) on February 29, 2024 at 12:00 p.m. Eastern Time. A quorum was present for the Meeting.

At the Meeting, four proposals were submitted to the stockholders for approval as set forth in the definitive Proxy Statement as filed with the SEC on January 22, 2024. As of the record date, January 3, 2024, a total of 4,807,938 shares of common stock of the Company were issued and a total of 4,807,909 shares of common stock were outstanding and entitled to vote. The holders of record of 2,111,089 shares of common stock were present in person or represented by proxy at said Meeting for a total of 2,111,089 votes represented at the meeting. Such amount represented 43.91% of the shares entitled to vote at such meeting.

At the meeting, the stockholders approved three of the four proposals submitted. The first proposal is moot, since Tumim Capital LLC terminated the ELOC prior to the meeting, but the vote was held anyway. The fourth proposal was not approved by the stockholders. The votes on the proposals were cast as set forth below:

1.	Proposal No. 1 – Full Issuance of Shares in Connection with an ELOC. As reported in the Company’s Current Report on Form 8-K filed February 27, 2024, on February 22, 2024, the Company received notice from its investor in the equity line of credit (“ELOC”) that it was electing to terminate the ELOC, effective immediately. While the ELOC was terminated prior to the meeting, the Company nevertheless held the vote as described in the Proxy Statement, and the stockholders approved the full issuance of shares of common stock in connection with the ELOC.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non- Vote
1,191,759	284,356	283	634,691

2.	Proposal No. 2 – Reverse Stock Split. The stockholders approved the grant to the Board of Directors of discretion on or before June 30, 2024, to implement a reverse stock split of the outstanding shares of common stock in a range of one-for-two (1:2) up to one-for-ten (1:10).

Shares FOR	Shares AGAINST	ABSTAIN
1,463,158	647,533	398

3.	Proposal No. 3 – Full Issuance of Shares in a Private Placement. The stockholders approved the full issuance of shares of our common stock to be issued in a private placement of common stock for gross proceeds of up to $7.2 million pursuant to Rule 506(b) of the Securities Act of 1933.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non- Vote
1,083,464	392,635	299	634,691

4.	Proposal No. 4 – Full Issuance of Shares Pursuant to the Security Purchase Agreement. The stockholders did not approve the full issuance and exercise of shares of our common stock to be issued pursuant to that certain securities purchase agreement, senior secured convertible promissory note, common stock purchase warrant, and registration rights agreement, each dated February 21, 2023 by and between the Company and an institutional investor.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non- Vote
618,319	818,788	39,291	634,691

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 2.04 of this Current Report on Form 8-K is incorporated herein by reference into this Item 7.01 in its entirety.

For a recording of the 2024 Special Stockholder’s Meeting which includes commentary by the Company’s President and CEO, Scott Mathis, please see: https://www.cstproxy.com/gauchogroupholdings/sm2024.

The information furnished with this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of March 2024.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO